UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011 (January 24, 2011)

SCI ENGINEERED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

 Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other events.
SCI Engineered Materials, Inc. (“SCI” or “Company”) (OTC Bulletin Board: SCIA),  announced today it has been notified by one of its large customers that their orders for 2011 will be reduced due to a manufacturing plant closing.

The Company's 2011 plans include increased sales of solar products, especially its innovative transparent conductive oxide systems for the solar industry.  The anticipated sales growth is based on revenue from new customers, current product trials being converted into production orders, and increased bookings from core customers in other markets.  SCI expects that sales to these customers will offset the revenue effect of this notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: January 27, 2011	By	/s/ Daniel Rooney
Daniel Rooney President and Chief Executive Officer